Nicor
                                                               Form 10-Q
                                                               Exhibit 4.01

                             Supplemental Indenture


                              DATED AUGUST 15, 2001



                          NORTHERN ILLINOIS GAS COMPANY

                                       TO

                            BNY MIDWEST TRUST COMPANY

                       TRUSTEE UNDER INDENTURE DATED AS OF

                        JANUARY 1, 1954 AND SUPPLEMENTAL

                               INDENTURES THERETO



                              FIRST MORTGAGE BONDS
                        5 7/8% SERIES DUE AUGUST 15, 2008

This instrument was prepared by George M. Behrens, 1844 Ferry Road, Naperville, Illinois 60563-9600.

Return to:  Nicor Gas
            Attn: Joe Johnson
            P.O. Box 190
            Aurora, IL 60507-0190

THIS SUPPLEMENTAL INDENTURE, dated the fifteenth day of August, 2001, between NORTHERN ILLINOIS GAS COMPANY, a corporation organized and existing under the laws of the State of Illinois (hereinafter called the "Company"), and BNY MIDWEST TRUST COMPANY, an Illinois trust company, (hereinafter called the "Trustee"), as successor Trustee under an Indenture dated as of January 1, 1954, as supplemented by Supplemental Indentures dated, respectively, February 9, 1954, April 1, 1956, June 1, 1959, July 1, 1960, June 1, 1963,
    July 1, 1963, August 1, 1964, August 1, 1965, May 1, 1966, August 1, 1966,
    July 1, 1967, June 1, 1968, December 1, 1969, August 1, 1970, June 1, 1971,
    July 1, 1972, July 1, 1973, April 1, 1975, April 30, 1976, Apri1 30, 1976,
    July 1, 1976, August 1, 1976, December 1, 1977, January 15, 1979, December 1, 1981, March 1, 1983, October 1, 1984, December 1, 1986, March 15, 1988,
    July 1, 1988, July 1, 1989, July 15, 1990, August 15, 1991, July 15, 1992,
    February 1, 1993, March 15, 1993, May 1, 1993, July 1, 1993, August 15,
    1994, October 15, 1995, May 10, 1996, August 1,1996, June 1, 1997, October
    15, 1997, February 15, 1998, June 1, 1998, February 1, 1999, February 1,
    2001 and May 15, 2001, such Indenture dated as of January 1, 1954, as so supplemented, being hereinafter called the "Indenture."

 WITNESSETH:

        WHEREAS, the Indenture provides for the issuance from time to time thereunder, in series, of bonds of the Company for the purposes and subject to the limitations therein specified; and

        WHEREAS, the Company desires, by this Supplemental Indenture, to create an additional series of bonds to be issuable under the Indenture, such bonds to be designated "First Mortgage Bonds, 5 7/8% Series due August 15, 2008" (hereinafter called the "bonds of this Series"), and the terms and provisions to be contained in the bonds of this Series or to be otherwise applicable thereto to be as set forth in this Supplemental Indenture; and

        WHEREAS, the forms, respectively, of the bonds of this Series, and Trustee's certificate to be endorsed on all bonds of this Series, are to be substantially as follows:

                           (FORM OF FACE OF BOND)

        NO. RU
                                                      $
                          NORTHERN ILLINOIS GAS COMPANY

           First Mortgage Bond, 5 7/8% Series due August 15, 2008

        NORTHERN ILLINOIS GAS COMPANY, an Illinois corporation (hereinafter called the "Company"), for value received, hereby promises to pay to or registered assigns, the sum of
                Dollars, on the fifteenth day of August, 2008, and to pay to the registered owner hereof interest on said sum from the date hereof until said sum shall be paid, at the rate of five and seven eighths per centum (5 7/8%) per annum, payable semiannually on the fifteenth day of February and the fifteenth day of August in each year. Both the principal of and the interest on this bond shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. Any installment of interest on the bonds may, at the Company's option, be paid by mailing checks for such interest payable to or upon the written order of the person entitled thereto to the address of such person as it appears on the registration books.

        So long as there is no existing default in the payment of interest on this bond, the interest so payable on any interest payment date will be paid to the person in whose name this bond is registered on the February 1 or the August 1 (whether or not a business day), as the case may be, next preceding such interest payment date. If and to the extent that the Company shall default in the payment of interest due on such interest payment date, such defaulted interest shall be paid to the person in whose name this bond is registered on the record date fixed, in advance, by the Company for the payment of such defaulted interest.

        Additional provisions of this bond are set forth on the reverse hereof.

        This bond shall not be entitled to any security or benefit under the Indenture or be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee, or its successor in trust under the Indenture, of the certificate endorsed hereon.

        IN WITNESS WHEREOF, Northern Illinois Gas Company has caused this bond to be executed in its name by its Chairman, President, or a Vice President, manually or by facsimile signature, and has caused its corporate seal to be impressed hereon or a facsimile thereof to be imprinted hereon and to be attested by its Secretary or its Assistant Secretary, manually or by facsimile signature.

 Dated

                               NORTHERN ILLINOIS GAS COMPANY

                               By

                                    President

 ATTEST:

           Secretary
                                        2

            (FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

        This bond is one of the bonds of the series designated therein, referred to and described in the within-mentioned Supplemental Indenture dated August 15, 2001.

 BNY MIDWEST TRUST COMPANY, TRUSTEE

By

     Authorized Officer

                       (FORM OF REVERSE SIDE OF BOND)

        This bond is one, of the series hereinafter specified, of the bonds issued and to be issued in series from time to time under and in accordance with and secured by an Indenture dated as of January 1, 1954, to BNY Midwest Trust Company, as Trustee, as supplemented by certain indentures supplemental thereto, executed and delivered to the Trustee; and this bond is one of a series of such bonds, designated "Northern Illinois Gas Company First Mortgage Bonds, 5 7/8% Series due August 15, 2008" (herein called "bonds of this Series"), the issuance of which is provided for by a Supplemental Indenture dated August 15, 2001 (hereinafter called the "Supplemental Indenture"), executed and delivered by the Company to the Trustee. The term "Indenture", as hereinafter used, means said Indenture dated as of January 1, 1954, and all indentures supplemental thereto from time to time in effect. Reference is made to the Indenture for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders and registered owners of said bonds, of the Company and of the Trustee in respect of the security, and the terms and conditions governing the issuance and security of said bonds.

        With the consent of the Company and to the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture or of any supplemental indenture and of the rights and obligations of the Company and of the holders and registered owners of the bonds may be made, and compliance with any provision of the Indenture or of any supplemental indenture may be waived, by the affirmative vote of the holders and registered owners of not less than sixty-six and two-thirds per centum (662/3%) in principal amount of the bonds then outstanding under the Indenture, and by the affirmative vote of the holders and registered owners of not less than sixty-six and two-thirds per centum (662/3%) in principal amount of the bonds of any series then outstanding under the Indenture and affected by such modification or alteration, in case one or more but less than all of the series of bonds then outstanding under the Indenture are so affected, but in any case excluding bonds disqualified from voting by reason of the Companys' interest therein as provided in the Indenture; subject, however, to the condition, among other conditions stated in the Indenture, that no such modification or
                                        3
alteration shall be made which, among other things, will permit the extension of the time or times of payment of the principal of or the interest or the premium, if any, on this bond, or the reduction in the principal amount hereof or in the rate of interest or the amount of any premium hereon, or any other modification in the terms of payment of such principal, interest or premium, which terms of payment are unconditional, or, otherwise than as permitted by the Indenture, the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the mortgaged property, all as more fully provided in the Indenture.

        The bonds of this Series may be called for redemption by the Company, as a whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the bonds of this Series to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted, at the then current Treasury Rate (as defined in the Supplemental Indenture) plus 20 basis points, to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) plus in each case, accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

        Notice of each redemption shall be mailed to all registered owners not less than thirty nor more than forty-five days before the redemption date.

        In case of certain completed defaults specified in the Indenture, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture.

        No recourse shall be had for the payment of the principal of or the interest or the premium, if any, on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture, all as more fully provided therein.

        This bond is transferable by the registered owner hereof, in person or by duly authorized attorney, at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, upon surrender and cancellation of this bond; and thereupon a new registered bond or bonds without coupons of the same aggregate principal amount and series will, upon the payment of any
                                        4
transfer tax or taxes payable, be issued to the transferee in exchange herefor. The Company shall not be required to exchange or transfer this bond if this bond or a portion hereof has been selected for redemption.

                             (END OF BOND FORM)

and

        WHEREAS, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed, and the execution and delivery of this Supplemental Indenture have in all respects been duly authorized;

        NOW, THEREFORE, in consideration of the premises and of the sum of one dollar paid by the Trustee to the Company, and for other good and valuable considerations, the receipt of which is hereby acknowledged, for the purpose of securing the due and punctual payment of the principal of and the interest and premium, if any, on all bonds which shall be issued under the Indenture, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in the Indenture and in all indentures supplemental thereto, the Company by these presents does grant, bargain, sell, transfer, assign, pledge, mortgage, warrant and convey unto BNY Midwest Trust Company, as Trustee, and its successor or successors in the trust hereby created, all property, real and personal (other than property expressly excepted from the lien and operation of the Indenture), which, at the actual date of execution and delivery of this Supplemental Indenture, is solely used or held for use in the operation by the Company of its gas utility system and in the conduct of its gas utility business and all property, real and personal, used or useful in the gas utility business (other than property expressly excepted from the lien and operation of the Indenture) acquired by the Company after the actual date of execution and delivery of this Supplemental Indenture or (subject to the provisions of Section 16.03 of the Indenture) by any successor corporation after such execution and delivery, and it is further agreed by and between the Company and the Trustee as follows:

                                    ARTICLE I

                              BONDS OF THIS SERIES

        SECTION 1. The bonds of this Series shall, as hereinbefore recited, be designated as the Company's "First Mortgage Bonds, 5 7/8% Series due August 15, 2008." The bonds of this Series which may be issued and outstanding shall not exceed $75,000,000 in aggregate principal amount, exclusive of bonds of such series authenticated and delivered pursuant to the provisions of Section 4.12 of the Indenture.
                                        5

        SECTION 2. The bonds of this Series shall be registered bonds without coupons, and the form of such bonds, and of the Trustee's certificate of authentication to be endorsed on all bonds of this Series, shall be substantially as hereinbefore recited, respectively.

        SECTION 3. The bonds of this Series shall be issued in the denomination of $1,000 each and in such multiple or multiples thereof as shall be determined and authorized by the Board of Directors of the Company or by any officer or officers of the Company authorized by the Board of Directors to make such determination, the authorization of the denomination of any bond to be conclusively evidenced by the execution thereof on behalf of the Company. The bonds of this Series shall be numbered, RU-l and consecutively upwards, or in such other appropriate manner as shall be determined and authorized by the Board of Directors of the Company.

        All bonds of this Series shall be dated August 15, 2001, except that each bond issued on or after the first payment of interest thereon shall be dated as of the date of the interest payment date thereof to which interest shall have been paid on the bonds of such series next preceding the date of issue, unless issued on an interest payment date to which interest shall have been so paid, in which event such bonds shall be dated as of the date of issue; provided, however, that bonds issued on or after February 1 and before the next succeeding February 15 or on or after August 1 and before the next succeeding August 15 shall be dated the next succeeding interest payment date if interest shall have been paid to such date. All bonds of this Series shall mature August 15, 2008 and shall bear interest at the rate of 5 7/8% per annum until the principal thereof shall be paid. Such interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months and shall be payable semiannually on the fifteenth day of February and the fifteenth day of August in each year. So long as there is no existing default in the payment of interest on the bonds of this Series, such interest shall be payable to the person in whose name each such bond is registered on the February 1 or August 1 (whether or not a business day), as the case may be, next preceding the respective interest payment dates; provided, however, if and to the extent that the Company shall default in the payment of interest due on such interest payment date, such defaulted interest shall be paid to the person in whose name each such bond is registered on the record date fixed, in advance, by the Company for the payment of such defaulted interest.

        The principal of and interest and premium, if any, on the bonds of this Series shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York. Any installment of interest on the bonds may, at the Company's option, be paid by mailing checks for such interest payable to or upon the written order of the person entitled thereto to the address of such person as it appears on the registration books. The bonds of this Series shall be registrable, transferable and exchangeable in the manner provided in Sections
4.08 and 4.09 of the Indenture, at either of such offices or agencies.
                                        6

        SECTION 4. The bonds of this Series, upon the mailing of notice and in the manner provided in Section 7.01 of the Indenture (except that no published notice shall be required for the bonds of this Series) and with the effect provided in Section 7.02 thereof, shall be redeemable at the option of the Company, as a whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the bonds of this Series to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted, at the then current Treasury Rate plus 20 basis points, to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) plus in each case, accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

        "Treasury Rate" means, for any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the bonds of this Series, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or
(ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

        "Business Day" means, for the purpose of this Section 4, any day other than a Saturday or Sunday and other than a day on which banking institutions in Chicago, Illinois, or New York, New York, are authorized or obligated by law or executive order to close.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of this Series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of this Series.

        "Comparable Treasury Price" means the average of two Reference Treasury Dealer Quotations obtained with respect to any redemption date.

        "Independent Investment Banker" means Banc One Capital Markets,
Inc. or one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

                                        7
        "Reference Treasury Dealer" means each of Banc One Capital Markets, Inc. and Salomon Smith Barney Inc. and their successors; provided, however, that if any of the foregoing or their successors shall cease to be a primary United States government securities dealer (a "Primary Treasury Dealer"), the Company will substitute for it another nationally recognized investment bank that is a Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

    SECTION 5. No sinking fund is to be provided for the bonds of this Series.
                                        8

                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

        SECTION 1. This Supplemental Indenture is executed by the Company and the Trustee pursuant to provisions of Section 4.02 of the Indenture and the terms and conditions hereof shall be deemed to be a part of the terms and conditions of the Indenture for any and all purposes. The Indenture, as heretofore supplemented and as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed.

        SECTION 2. This Supplemental Indenture shall bind and, subject to the provisions of Article XVI of the Indenture, inure to the benefit of the respective successors and assigns of the parties hereto.

        SECTION 3. Although this Supplemental Indenture is dated August 15, 2001, it shall be effective only from and after the actual time of its execution and delivery by the Company and the Trustee on the date indicated by their respective acknowledgments hereto annexed.

        SECTION 4. This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, Northern Illinois Gas Company has caused this Supplemental Indenture to be executed in its name by its President, a Vice President, or Treasurer, and its corporate seal to be hereunto affixed and attested by its Secretary or its Assistant Secretary, and BNY Midwest Trust Company, as Trustee under the Indenture, has caused this Supplemental Indenture to be executed in its name by one of its Assistant Vice Presidents, and its seal to be hereunto affixed and attested by one of its Assistant Secretaries, all as of the day and year first above written.

NORTHERN ILLINOIS GAS COMPANY

BY

        GEORGE M. BEHRENS
        Vice President and Treasurer

                              ATTEST:


                                               MARK KNOX
                                          Assistant Secretary

BNY MIDWEST TRUST COMPANY,
       as Trustee

BY

      D. G. DONOVAN
   Assistant Vice President

                              ATTEST:


                                             M. CALLAHAN
                                         Assistant Secretary
                                        9
STATE OF ILLINOIS     }     SS:
 COUNTY OF DUPAGE

 I, Sally J. Vervynck, a Notary Public in the State aforesaid, DO HEREBY CERTIFY that George M. Behrens, Vice President and Treasurer of Northern Illinois Gas Company, an Illinois corporation, one of the parties described in and which executed the foregoing instrument, and Mark Knox, Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Treasurer and Assistant Secretary, respectively, and who are both personally known to me to be Vice President and Treasurer and the Assistant Secretary, respectively, of said corporation, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Vice President and Treasurer and Assistant Secretary, respectively, of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

        GIVEN under my hand and notarial seal this 20th day of August, 2001 A.D.

                                           Notary Public

 My Commission expires May 8, 2005


                                       10

STATE OF ILLINOIS  }        SS:
COUNTY OF COOK

      I, Sally R. Tokich, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that D. G. Donovan, Assistant Vice President of BNY Midwest Trust Company, an Illinois trust company, one of the parties described in and which executed the foregoing instrument, and M. Callahan, an Assistant Secretary of said trust company, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Assistant Vice President and Assistant Secretary, respectively, and who are both personally known to me to be an Assistant Vice President and an Assistant Secretary, respectively, of said trust company, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Assistant Vice President and Assistant Secretary, respectively, of said trust company, and as the free and voluntary act of said trust company, for the uses and purposes therein set forth.

        GIVEN under my hand and notarial seal this 20th day of August, 2001 A.D.

                                           Notary Public

 My Commission expires September 11, 2001
                                       11
                                 RECORDING DATA

        This Supplemental Indenture was recorded on August 21 and 22, 2001, in the office of the Recorder of Deeds in certain counties in the State of Illinois, as follows:


County            Book          Page         Document No.

Adams
Boone
Bureau
Carroll
Champaign
Cook
DeKalb
DeWitt
DuPage
Ford
Grundy
Hancock
Henderson
Henry
Iroquois
Jo Daviess
Kane
Kankakee
Kendall
Lake
La Salle
Lee
Livingston
McHenry
McLean
Mercer
Ogle
Platt
Pike
Rock Island
Stephenson
Tazewell
Vermillon
Whiteside
Will
Winnebago
Woodford
                                       12